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                               POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that the undersigned, Desmond John Heathwood, hereby constitutes and appoints William J. Kelly and Mary Ann Iudice his true and lawful attorneys-in-fact and agents, for him and in his name, place and stead, to sign any Schedule 13G or Schedule 13D relating to beneficial ownership and changes in beneficial ownership of equity securities of the companies set forth on Exhibit A hereto (each, a "Company" and, collectively, the "Companies"), and any amendment thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, and submit copies thereof to any securities exchange or automated quotation system and to the applicable Company, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof. This power-of-attorney shall expire at such time as the undersigned ceases to be subject to filing requirements under Section 13(d) and/or 13(g) under the Securities and Exchange Act of 1934, as amended, with respect to the Companies.

                                    /s/ Desmond John Heathwood
                                    --------------------------
                                    Desmond John Heathwood

                                    Dated:  February 9, 1998


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                                                                      EXHIBIT A

                     Companies Subject to Power of Attorney
                         Dated as of February 9, 1998



                     American General Hospitality Corporation
                     Bank Plus Corporation
                     Calpine Corporation
                     Chris-Craft Industries, Inc.
                     Golden State Bancorp, Inc.
                     Mid-America Apartment Communities, Inc.
                     Public Service Company of New Mexico
                     RFS Hotel Investors, Inc.
                     Security-Connecticut Corporation
                     Shopko Stores, Inc.
                     SLM Holding Corporation
                     The Vanguard Group, Gemini II Inc. (closed end fund) Wang Laboratories, Inc.
                     Allmerica Financial Corporation
                     BJ's Wholesale Club, Inc.
                     Bowne & Co., Inc.
                     Caltec Net Lease Realty, Inc.
                     Chiquita Brands International, Inc.
                     Equity Inns, Inc.
                     Harcourt General, Inc.
                     Highlands Insurance Group, Inc.
                     Horace Mann Educators Corporation
                     IPC Holdings, Ltd.
                     Long Island Lighting Company
                     Moog, Inc.
                     National Presto Industries, Inc.
                     PFF Bancorp, Inc.
                     WMS Industries Inc.
                     Woolworth Corporation